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                                                                   Exhibit 10.2

                              FREEI NETWORKS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

I.   PURPOSE OF PLAN

     As a means by which Employees may share in the Company's growth and success, Freei Networks, Inc. (the "Company") believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the Freei Networks, Inc. 2000 Employee Stock Purchase Plan (the "Plan").

     The Company intends that the Plan will constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code.

II.  DEFINITIONS

     Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

III. EMPLOYEE PARTICIPATION

     PARTICIPATION

     Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form in the form attached hereto as EXHIBIT B, as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

     REQUIREMENTS FOR PARTICIPATION

     A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

       a)     The person is an Employee, and

       b)     The person's customary period of Employment is more than twenty
              (20) hours per week.

              Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

       (i) In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

              (A) Payroll Deduction Authorization Form. This form must be received by the Company at least fifteen (15) days prior to the Enrollment Date of an Offering to be effective for that Offering.

              (B) ESPP New Account Form. This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company at least fifteen (15) days prior to the Enrollment Date of an Offering to be effective for that Offering.

       (ii) A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous reenrollment in the new Offering. A reenrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to reenroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing reenrollment election shall be subject to revocation;


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              provided, however, that to be effective to prevent reenrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

       (iii) Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

              A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

         LIMITATIONS ON PARTICIPATION

         No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 425(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not vested, shall be treated as Shares owned by the Employee.

         No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

         The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date with respect to that Offering.

         VOLUNTARY PARTICIPATION

         Participation in the Plan shall be strictly voluntary.

IV.      PAYROLL DEDUCTIONS

         PAYROLL DEDUCTION AUTHORIZATION

         An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company's stock administrator at least fifteen (15) days prior to the Enrollment Date as of which the payroll deductions are to take effect.

         AMOUNT OF DEDUCTIONS

         A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 10% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot he made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person's pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

         COMMENCEMENT OF DEDUCTIONS

         Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person's Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

         ACCOUNTS

         All payroll deductions made for a Participant shall be credited to his or her Account under the Plan.


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         each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account during the preceding six months and the number of Shares purchased and delivered to the Custodian for deposit into the Participant's Custodial Account.

         MODIFICATION OF AUTHORIZED DEDUCTIONS

         A Participant may, prior to the commencement of each Offering in which that person will be a Participant, and not more than three times during each Offering, increase or decrease the amount of that person's payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator in accordance with this Section IV.

         A Participant may at any time discontinue the Participant's payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator. Previous payroll deductions will then be retained in the Participant's Account for application to purchase Shares on the next Purchase Date, after which the Participant's participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.

         For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 15 days prior to the last day of such payroll period.

V.       CUSTODY OF SHARES

         DELIVERY AND CUSTODY OF SHARES

         Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

         CUSTODIAL ACCOUNT

         As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator no later than fifteen (15) days prior to the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

         TRANSFER OF SHARES

         Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant's own name all or part of the Shares held in the Participant's Custodial Account and deliver such Shares to the Participant.

         STATEMENTS

         The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant's Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

VI.      PURCHASE OF SHARES

         PURCHASE OF SHARES

          Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant's Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.


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         PRICE

         The price of Shares to be purchased on any Purchase Date shall be the lower of:

               (a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

               (b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

         FAIR MARKET VALUE

         The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

         UNUSED CONTRIBUTIONS

         Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date.

VII.     TERMINATION AND WITHDRAWAL

         TERMINATION OF EMPLOYMENT

         Upon termination of a Participant's Employment for any reason other than death, Retirement or Disability, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person's Employment.

         TERMINATION UPON DEATH, RETIREMENT OR DISABILITY

         Upon termination of the Participant's Employment because of that person's death, Retirement or Disability, the payroll deductions credited to that person's Account shall be used to purchase Shares as provided in Section VI on the next Purchase Date. Any remaining balance in the Participant's Account shall be returned to that person or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant's Beneficiary, or if none, to that person's estate.

         DESIGNATION OF BENEFICIARY

         Each Participant may designate, revoke, and redesignate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

         WITHDRAWAL

         A Participant may withdraw the entire amount credited to that individual's Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person's Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

         STATUS OF CUSTODIAL ACCOUNT

         Upon termination of a Participant's Employment for any reason other than death, the Participant may,

               (a) Elect to retain with the Custodian the Shares held in the Participant's Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.

               (b) Request issuance of the Shares held in the Participant's Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.


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          Upon termination of a Participant's Employment as a result of death, any Shares held by the Custodian for the Participant's Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

VIII.     SHARES PURCHASED UNDER THE PLAN

          SOURCE AND LIMITATION OF SHARES

          The Company has reserved for sale under the Plan 2,000,000 shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the 2,000,000 Share limitation.

          If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

          DELIVERY OF SHARES

          As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account.

          INTEREST IN SHARES

          The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a shareholder of the Company.

IX.       ADMINISTRATION

          PLAN ADMINISTRATOR

          At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

          POWERS

          The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.


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X         CHANGES IN CAPITALIZATION, MERGER, ETC.

          RIGHTS OF THE COMPANY

          The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

          RECAPITALIZATION

          Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

          CONSOLIDATION OR MERGER

          In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors or substitute an equivalent Plan therefor. If the successor refuses to continue or substitute for the Plan, the Plan Administrator will shorten the Offering to a specified date before the proposed consolidation, merger or sale. Similarly, in the event of a liquidation or dissolution of the Company, the Plan Administrator will shorten the Offering to a specified date before the proposed liquidation or dissolution.

XI.       TERMINATION OF EMPLOYMENT

          VACATION, LEAVE OR LAYOFF

          A person's Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave described in this Section XI, or a direct transfer between Employers. Failure to return to work upon expiration of any leave of absence, sick leave or vacation shall be considered a resignation effective as of the expiration of such leave of absence, sick leave or vacation.

          MILITARY LEAVE

          Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee's military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if that person fails to make an application for reemployment within a period specified by such law for preservation of employment rights. In such event, the individual's Employment shall terminate by resignation on the day the military leave expires.

XII.      SHAREHOLDER APPROVAL AND RULINGS

          The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the shareholders of the Company and (b) at the Company's election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

XIII.     MISCELLANEOUS PROVISIONS

          AMENDMENT AND TERMINATION OF THE PLAN

          The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the shareholders of the Company if the amendment would:


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               (i)  Permit the sale of more Shares than are authorized under
                    Section VIII;

               (ii) Permit the sale of Shares to employees of entities which are not Employers;

               (iii) Materially increase the benefits accruing to Participants under the Plan; or

               (iv) Materially modify the requirements as to eligibility for participation in the Plan.

         The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

         NON-TRANSFERABILITY

         Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII.

         USE OF FUNDS

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

         EXPENSES

         All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

         TAX WITHHOLDING

         Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law.

         NO INTEREST

         No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

         REGISTRATION AND QUALIFICATION OF SHARES

         The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

         RESPONSIBILITY AND INDEMNITY

         Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.


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         PLAN NOT A CONTRACT OF EMPLOYMENT

         The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

         SERVICE OF PROCESS

         The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

         NOTICE

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

         GOVERNING LAW

         The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Washington shall apply.

         REFERENCES

         Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.


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                                    EXHIBIT A
                                   DEFINITIONS

ACCOUNT

Shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person's Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY

Shall mean a person or entity entitled under Section VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant's Account on the Participant's death.

BOARD OF DIRECTORS

Shall mean the Board of Directors of the Company.

CODE

Shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.

COMMITTEE

Shall mean the Committee appointed by the Board of Directors in accordance with
Section IX of the Plan.

COMPENSATION

Shall mean the total cash compensation (except as otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 40 1(k) or 125 of the Code. An Employee's Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave

COMMON STOCK

Shall mean the common stock of the Company.

COMPANY

Shall mean Freei Networks, Inc., a Washington Corporation.

CUSTODIAN

Shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares pursuant to the Plan.

CUSTODIAL ACCOUNT

Shall mean the account maintained by the Custodian for a Participant under the Plan.

DISABILITY

Shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.


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EMPLOYEE

Shall mean an individual who renders services to the Employer pursuant to a regular-status employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER

Shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT

Shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE

Shall mean the first day of each Offering.

ESPP NEW ACCOUNT FORM

Shall mean the form provided by the Company on which a Participant shall elect to open an Account with the Custodian and authorize delivery to the Custodian of all Shares issued for the Participant's Account.

OFFERING

Shall mean any one of the separate overlapping eighteen (18) month periods commencing on May 15 and November 15 of each calendar year under the Plan; provided, however, the first Offering shall commence on the effective date of the Company's registration statement filed in connection with the Company's initial public offering and end on November 14, 2001.

PARTICIPANT

Shall mean any Employee who is participating in any Offering under the Plan pursuant to Section III.

PAYROLL DEDUCTION

Shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and the Offering under the Plan and designate the percentage of that individual's compensation to be contributed to that individual's Account through payroll deductions.

PLAN AUTHORIZATION FORM

Shall mean this document.

PLAN ADMINISTRATOR

Shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Section IX.

PURCHASE DATE

Other than the first Offering, Purchase Date shall mean the last day of each of the sixth-, twelfth- and eighteenth-month periods of each Offering; accordingly, Purchase Dates for every Offering other than the first Offering shall occur on May 14 and November 14 of each year, beginning with November 14, 2000. For purposes of the first Offering (which shall commence on the effective date of the Company's registration statement filed in connection with the Company's initial public offering and end on November 14, 2001), the Purchase Dates shall be November 14, 2000, May 14, 2001 and November 14, 2001.

RETIREMENT

Shall mean a Participant's termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that the individual has suffered a Disability.

SHARE

Shall mean one share of Common Stock.

SUBSIDIARIES

Shall mean any corporation in which at least eighty percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by Freei Networks, Inc.

VALUATION DATE

Shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED

Shall mean non-forfeitable.

                                    EXHIBIT B

             Freei Networks, Inc. 2000 Employee Stock Purchase Plan
                      Payroll Deduction Authorization Form

NAME_________________________________
SOCIAL SECURITY:_____________________       DATE OF HIRE:______________________

Please complete the sections below which apply. Initial enrollments, withdrawals and changes in payroll deductions are effective for a specific pay period if submitted to the Stock Administrator 15 days prior to the last day of the payroll period. Re-enrollments must be received by the Stock Administrator by 4:00 PM on the Enrollment Date. Beneficiary designations are effective immediately and remain in effect until revoked. Enrollment Dates are on November 15 and May 15. Each Offering is in effect for 18 months.

1.       __ INITIAL ENROLLMENT

         Complete 5 below. Attach Stock Broker New Account forms (Account Agreement, Information Sheet, and W-9), if you do not already have a custodial account with Stock Broker.

         I elect to participate in the Freei Networks, Inc. 2000 Employee Stock Purchase Plan, effective as of the next Enrollment Date. I authorize a deduction of ___% per pay period (not less than 1% or more than 10%) of my Compensation.

         On any Enrollment Date on which the market price of the shares is less than the initial market price of Freei Networks, Inc. shares in the Offering in which I am currently participating, I hereby elect to withdraw from the Offering in which I am currently participating and reenroll in the new Offering beginning on such Enrollment Date.

2.       CHANGE IN PAYROLL DEDUCTION

         I elect to change the amount of my payroll deduction to per pay period (not less than 1% or more than 10%) of my Compensation. I understand that the Plan permits modifications not more than three times during each 18 month Offering Period.

         I elect to discontinue my payroll deduction, without withdrawing from the Plan. I request that the aggregate balance in my Account be used to purchase Shares on the next Purchase Date, after which my participation in the Plan will terminate unless I timely file another Payroll Deduction Authorization form to resume payroll deductions.

3.       WITHDRAWAL/TERMINATION

         I elect to withdraw from the Plan and terminate participation in the Offering in which I am currently participating. I request that my contributions be discontinued and the aggregate balance in my Account be returned to me. I understand that my Account balance will not be returned unless my election to withdraw is submitted at least 15 days prior to the next Purchase Date.

4.       RE-ENROLLMENT

         Effective as of the first Enrollment Date that is either on or after the date of this Form, I elect to withdraw from the Offering in which I am currently participating and re-enroll in the new Offering beginning on such Enrollment Date.

5.       BENEFICIARY DESIGNATION OR CHANGE

         I designate the following individual(s) as my beneficiary:

                 (Name)                               (Relationship)

   ---------------------------------        ---------------------------------
   ---------------------------------        ---------------------------------
I have read the Freei Networks, Inc. 2000 Employee Stock Purchase Plan and understand the terms and conditions stated in the Plan. I authorize the transactions indicated above. I understand that my current elections remain in effect until I submit a new election, in writing and on a timely basis, to the Stock Administrator.